EXHIBIT 10.34

                            INDEMNIFICATION AGREEMENT

            This INDEMNIFICATION AGREEMENT dated as of November 15, 2002 by and between MediaBay, Inc., a Florida corporation (the "Company") and Norton Herrick ("Herrick").

                              W I T N E S S E T H:

            WHEREAS, the Company is entering into an employment agreement with Herrick; and

            WHEREAS, Herrick wishes to be indemnified and held harmless by the Company for any claim, losses, damages or expenses Herrick may incur in connection with the performance of services on behalf of the Company and the Company has agreed to provide Herrick with such indemnification.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. To the maximum extent permitted under the corporate laws of the State of Florida or, if more favorable, the Articles of Incorporation and/or By-Laws of the Company as in effect on the date of this Agreement, (a) Herrick shall be indemnified and held harmless by the Company, as provided under such corporate laws or such Articles of Incorporation and/or By-Laws, as applicable, for any and all actions taken or matters undertaken, directly or indirectly, in the performance, in connection with any services performed by or on behalf of the Company at the Company's request, and (b) without limiting clause (a), the Company shall indemnify and hold harmless Herrick from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to Herrick's service as an officer, director, employee, consultant or agent of the Company or of any subsidiary of the Company or in any other capacity, including, without limitation, any fiduciary capacity in which Herrick serves at the Company's request, and (ii) any cost or expense (including, without limitation, reasonable fees and disbursements of counsel for Herrick in the event that the defense of such Claim is not assumed by the Company) (collectively, "Expenses") incurred by Herrick in connection with the defense or investigation thereof. The Company shall have the right to assume the defense of any action for a Claim made against Herrick. Herrick shall have the right to employ separate counsel in the event the Company does not assume defense of any action for a Claim made against Herrick. If any Claim is asserted or other matter arises with respect to which Herrick believes in good faith Herrick is entitled to indemnification as contemplated hereby, the Company shall pay the Expenses incurred by Herrick in connection with the defense or investigation of such Claim or matter (or cause such Expenses to be paid) on a monthly basis. Herrick may not settle a Claim for which it seeks indemnification under this Agreement without the prior consent of the Company.


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            2. Herrick shall promptly notify the Company of any Claim as to which Herrick have received written notice and which may be the subject of a claim for indemnification under this Agreement; provided, however, that the failure to promptly notify the Company shall not release the Company of its obligations under this Agreement unless and to the extent it is materially prejudiced thereby.

            3. This Agreement may not be amended, terminated or otherwise modified or rescinded except in a writing signed by the Company and Herrick. This Agreement shall survive the termination of Mr. Herrick's employment with the Company and the termination of any employment agreement between the Company and Herrick.

            4. This Agreement shall be binding upon the Company and its successors and assigns.

            5. This Agreement shall be governed by the laws of the State of Florida applicable to contracts made and to be performed therein.


            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            MEDIABAY, INC.


                                            By:  /s/ John F.Levy
                                                 ----------------------------
                                                 Executive Vice President and
                                                 Chief Financial Officer


                                            HERRICK


                                            ---------------------------------
                                            Norton Herrick


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